Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-249302 on Form S-4 of our report dated October 2, 2020, relating to the financial statements of Opendoor Labs, Inc.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Francisco, CA

January 11, 2021